Exhibit 4.4
Exhibit A

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 15, 2006, among Targa LSNG LP and Targa LSNG GP LLC (each, a “Guaranteeing Subsidiary”), subsidiaries of Targa Resources, Inc. (or its permitted successor), a Delaware corporation (the “Company”), Targa Resources Finance Corporation, a Delaware corporation (the “Co-Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Co-Issuer have heretofore executed and delivered to the Trustee a senior unsecured indenture (the “Indenture”), dated as of October 31, 2005 providing for the issuance of 8½% Senior Notes Due 2013 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s and the Co-Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           AGREEMENT TO SUBSIDIARY GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Note Subsidiary Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.           NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, the Co-Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any of the Company’s or the Co-Issuer’s obligations under the Notes.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.           GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.           COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Co-Issuer and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: March 15, 2006

TARGA LSNG LP
TARGA LSNG GP LLC

By:  __/s/ Jeffrey J. McParland______
Name:              Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

TARGA RESOURCES, INC.

By:  __/s/ Jeffrey J. McParland______
Name:              Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

TARGA RESOURCES FINANCE CORPORATION

 By:  __/s/ Jeffrey J. McParland______
Name:              Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

TARGA LOUISIANA FIELD SERVICES LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA RESOURCES LLC
TARGA RESOURCES II LLC
TARGA RESOURCES HOLDINGS GP LLC
TARGA RESOURCES HOLDINGS LP
TARGA RESOURCES TEXAS GP LLC
TARGA TEXAS FIELD SERVICES LP
TARGA MIDSTREAM GP LLC
TARGA GAS MARKETING LLC
TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP (formerly known as Dynegy Midstream Services, Limited Partnership)
TARGA ENERGY PIPELINE COMPANY LLC (formerly known as Dynegy Energy Pipeline Company LLC)
TARGA INTRASTATE PIPELINE LLC (formerly known as Dynegy Intrastate Pipeline, LLC)
TARGA LIQUIDS GP LLC (formerly known as Dynegy Liquids G.P., L.L.C.)
TARGA LIQUIDS MARKETING AND TRADE (formerly known as Dynegy Liquids Marketing and Trade)
TARGA NGL PIPELINE COMPANY LLC (formerly known as Dynegy NGL Pipeline Company, LLC)
TARGA OPI LLC (formerly known as Dynegy OPI, LLC)
TARGA REGULATED HOLDINGS LLC (formerly known as Dynegy Regulated Holdings LLC)
MIDSTREAM BARGE COMPANY LLC (formerly known as Midstream Barge Company L.L.C.)
TARGA GP INC.
TARGA LP INC.
TARGA NORTH TEXAS GP LLC
TARGA VERSADO GP LLC
TARGA STRADDLE GP LLC
TARGA PERMIAN GP LLC
TARGA DOWNSTREAM GP LLC
TARGA NORTH TEXAS LP
TARGA VERSADO LP
TARGA STRADDLE LP
TARGA PERMIAN LP
TARGA DOWNSTREAM LP

By:  __/s/ Jeffrey J. McParland______
Name:              Jeffrey J. McParland
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	__/s/ Joseph O’Donnell_______
Authorized Signatory